Exhibit 23.8

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Lakeland Industries, Inc. 2015 Stock Plan of our report dated March 31, 2014 relating to our audit of the financial statement of Weifang Lakeland Safety Products Co., Ltd as of January 31, 2014 which appears in the Annual Report on Form 10-K of Lakeland Industries, Inc. for the fiscal year ended January 31, 2015.

/s/ Ruihua CPA Firm

Ruihua CPA Firm (successor firm to RSM China)

Date: July 22, 2015